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                                                                   EXHIBIT 11

                                                                 Three Months
FIRST FIDELITY BANCORPORATION (AND SUBSIDIARIES)                    Ended
COMPUTATION OF EARNINGS PER SHARE                                  March 31
                                                                 ------------
                                                                     1994
                                                                 ------------
   Net income..................................................  $108,866,000
   Less: Total preferred dividends.............................     5,131,000
                                                                 ------------
A. Net income applicable to common stock.......................  $103,735,000
                                                                 ============

   Net income..................................................  $108,866,000
   Less: Non-convertible preferred dividends...................     2,542,000
                                                                 ------------
B. Net income for fully diluted earnings per share.............  $106,324,000
                                                                 ============
   Primary Earnings Per Share:
   ---------------------------
   Average shares outstanding..................................    79,648,000

   Dilutive average shares outstanding under options
     and warrants..............................................     7,407,255

   Exercise prices.............................................     $15.44 to
                                                                       $44.06
   Assumed proceeds on exercise................................  $193,686,382

   Market value per share......................................        $44.11

   Less: Treasury stock purchased with the assumed proceeds
     from exercise of options and warrants.....................     4,391,295
                                                                 ------------
C. Adjusted average shares - Primary...........................    82,663,960
                                                                 ------------

   Primary Earnings Per Share (A/C)............................         $1.26
                                                                 ============


















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   Fully Diluted Earnings Per Share:
   ---------------------------------
   Average shares outstanding..................................    79,648,000

   Dilutive average shares outstanding under options
     and warrants..............................................     7,412,973

   Exercise prices.............................................     $15.44 to
                                                                       $44.31

   Assumed proceeds on exercise................................  $193,939,817

   Market value per share......................................        $44.38

   Less: Treasury stock purchased with the assumed proceeds
     from exercise of options and warrants.....................     4,370,475
                                                                 ------------
   Adjusted average shares.....................................    82,690,498
   Common shares from the assumed conversion of Convertible
     Preferred Stock...........................................     3,757,654
                                                                 ------------
D. Adjusted average shares - Fully diluted.....................    86,448,152
                                                                 ------------

   Fully Diluted Earnings Per Share (B/D)......................         $1.23
                                                                 ============